CUC INTERNATIONAL INC. AND SUBSIDIARIES
 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
 (In thousands, except per share amounts)


                                            Three Months
                                           Ended July 31,
                                      ------         --------
                                       1996            1995
PRIMARY                             ----------       --------
 Average shares outstanding           242,505         233,052
 Net effect of dilutive stock
    options - based on the treasury
    stock method using average
    market price                       14,301          15,712
                                    ----------    ------------
         Total                         256,806         248,764
                                        =====           =====

         Net Income                    $35,308         $44,302
                                         =====           =====

     Net income per common share        $0.137          $0.178
                                        =====           =====


   FULLY DILUTED
   Average shares outstanding          242,505         233,052
   Net effect of dilutive stock
      options - based on the treasury
      stock method using the period-
      end market price, if higher
      than the average market price     14,302          17,108
   Net effect of zero coupon
      convertible notes - based on
      the if converted method            2,896           5,372
                                    ----------    ------------
         Total                         259,703         255,532
                                         =====           =====

     Net Income                        $35,308         $44,302

     Zero Coupon Convertible Notes         522             599
                                    ----------    ------------
                                      $35,830         $44,901
                                        =====           =====

     Net income per common share       $0.138          $0.176
                                        =====           =====








 CUC INTERNATIONAL INC. AND SUBSIDIARIES
 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
 (In thousands, except per share amounts)

                                            Six Months
                                          Ended July 31,
                                      -------       ---------
                                       1996            1995
PRIMARY                             ----------      ---------
 Average shares outstanding          241,224         232,285
 Net effect of dilutive stock
     options - based on the treasury
     stock method using average
     market price                     13,860          15,255
                                    ----------    ------------
         Total                         255,084         247,540
                                         =====           =====

         Net Income                    $82,293         $82,305
                                         =====           =====

         Net income per common share    $0.323          $0.332
                                        =====           =====


 FULLY DILUTED
 Average shares outstanding            241,224         232,285
 Net effect of dilutive stock options
     - based on the treasury stock
     method using the period-end
     market price, if higher than
     the average market price           14,086          16,506
 Net effect of zero coupon convertible
     notes - based on the if converted
     method                              3,631           5,770
                                    ----------    ------------
         Total                         258,941         254,561
                                         =====           =====

     Net Income                        $82,293         $82,305

     Zero Coupon Convertible Notes         991           1,320
                                    ----------    ------------
                                      $83,284         $83,625
                                        =====           =====

     Net income per common share       $0.322          $0.329
                                        =====           =====